QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 20, 2002

THE AES CORPORATION
(exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	0-19281 (Commission File No.)	54-1163725 (IRS Employer Identification No.)
Registrant's telephone number, including area code: (703) 522-1315
NOT APPLICABLE (Former Name or Former Address, if changed since last report)

ITEM 4. CHANGES TO REGISTRANT'S CERTIFYING ACCOUNTANTS

        Effective December 20, 2002, the Board of Directors of C.A. la Electricidad de Caracas and Corporacion EDC, C.A. and its Subsidiaries (EDC) elected to dismiss Porta, Cachafeiro, Laria y Asociados (a former member firm of Arthur Andersen LLP) as its independent accountants. Furthermore, EDC's Board of Directors engaged Lara, Marambio y Asociados (a member firm of Deloitte Touche Tohmatsu) as EDC's independent accountants effective December 20, 2002. EDC is an 87 percent-owned subsidiary of The AES Corporation ("AES" or "the Registrant"). Deloitte and Touche LLP, the principal accountant of the Registrant, expressed reliance on Porta, Cachafeiro, Laria y Asociados in its report on the Registrant's financial statements as of and for the year ended December 31, 2001.

On March 25, 2002, AES filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 2001. This filing included the Consent of Porta, Cachafeiro, Laria y Asociados dated March 25, 2002.

During the two most recent fiscal years and during the interim period through December 20, 2002, EDC did not consult Lara, Marambio y Asociados with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of EDC, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K

Porta, Cachafeiro, Laria y Asociados' reports on EDC's financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2001 and 2000, and in the subsequent period through the date of dismissal, there we no disagreements with Porta, Cachafeiro, Laria y Asociados on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Porta, Cachafeiro, Laria y Asociados, would have caused them to make reference to the matter in connection with their report on the financial statements. Additionally, during such periods there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 304 of Regulation S-K requires the Registrant to request that the former independent accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) and, if not, stating the matters on which it does not agree. However, in consideration of the recent events regarding Arthur Andersen LLP, the Commission issued Item 304T which is a special temporary section that applies to registrants for which Arthur Andersen LLP (or a foreign affiliate of Arthur Andersen LLP) had been engaged as the independent public accountant to examine the registrant's financial statements, or for which Arthur Andersen LLP (or a foreign affiliate of Arthur Andersen LLP) had been engaged to examine a significant subsidiary's financial statements and on which the principal public accountant expressed reliance on in its report, on or after March 14, 2002. Item 304T exempts registrants from the requirement to obtain and file such a letter if the registrant has not yet received it and cannot obtain it after reasonable efforts. The Registrant has not yet obtained such a letter and, in its opinion, has exerted reasonable efforts to do so. Therefore, this Form 8-K will not include such a letter as an exhibit.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

THE AES CORPORATION
DATE: DECEMBER 20, 2002	By	/s/ BARRY J. SHARP Barry J. Sharp Executive Vice President and Chief Financial Officer

QuickLinks

SIGNATURES